    As filed with the Securities and Exchange Commission on January 29, 1999

                                                    Registration No. 333-______

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                    FORM S-8
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933


                     KEYSTONE CONSOLIDATED INDUSTRIES, INC.
             (Exact name of registrant as specified in its charter)


           DELAWARE                                          37-0364250
  (State or other jurisdiction                            (I.R.S. Employer
of incorporation or organization)                         Identification No.)


                              Three Lincoln Centre
                          5430 LBJ Freeway, Suite 1740
                              Dallas, Texas 75240
         (Address, including zip code, of principal executive offices)

         KEYSTONE CONSOLIDATED INDUSTRIES, INC. DEFERRED INCENTIVE PLAN
                            (Full title of the plan)

            Ralph P. End, Esq.                        Robert C. Hussle, Esq.
  Keystone Consolidated Industries, Inc.               Rogers & Hardin LLP
           Three Lincoln Centre                     2700 International Tower
       5430 LBJ Freeway, Suite 1740                229 Peachtree Street, N.E.
           Dallas, Texas  75240                      Atlanta, Georgia  30303
              (972) 458-0028                             (404) 522-4700

 (Names, addresses, including zip codes, and telephone numbers, including area codes, of agents for service)


                        CALCULATION OF REGISTRATION FEE

=========================================================================================================================
    Title of Securities to be       Amount to be         Proposed Maximum         Proposed Maximum          Amount of
         Registered                 Registered(2)     Offering Price Per Share   Aggregate Offering     Registration Fee
                                                                                     Price
-------------------------------------------------------------------------------------------------------------------------
 Common Stock, par value $1.00
         per share (1)                100,000               $8.50                    $850,000(3)               $236
=========================================================================================================================

         (1) Issuable pursuant to the Keystone Consolidated Industries, Inc. Deferred Incentive Plan, as amended (the "Plan").

         (2) This registration statement also relates to an indeterminate number of additional shares of Common Stock that may become issuable pursuant to anti-dilution and adjustment provisions of the Plan. In addition, pursuant to Rule 416(c) under the Securities Act of 1933, as amended, this registration statement also covers an indeterminate amount of interests to be offered or sold pursuant to the Plan.

         (3) Pursuant to Rule 457(c) and (h) under the Securities Act of 1933, as amended, and solely for the purpose of calculating the applicable registration fee, the proposed maximum offering price per share has been estimated at $8.50, which amount represents the average of the high and low sales prices of the Company's common stock quoted on the New York Stock Exchange, Inc. Composite Tape on January 25, 1999.

                                    PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


ITEM 3.  INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE.

         The following documents previously filed with the Securities and Exchange Commission (the "Commission") by the Registrant or the Plan are incorporated by reference in this Registration Statement:

         (i) The Registrant's Annual Report on Form 10-K for the year ended December 31, 1997 (File Number, 1-3919);

         (ii) The Registrant's Quarterly Reports on Form 10-Q for the quarters ended March 31, 1998, June 30, 1998 and September 30, 1998;

         (iii) The Registrant's Current Report on Form 8-K filed on January 16, 1998; and

         (iv) The Registrant's Registration Statement on Form 8-A filed on April 29, 1968.

         All documents subsequently filed by the Registrant or the Plan pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), prior to the filing of a post-effective amendment to this Registration Statement which indicates that all the shares of Common Stock offered hereby have been sold or which deregisters all of such shares then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

ITEM 4.  DESCRIPTION OF SECURITIES.

         Not applicable.

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL.

         Not applicable.

ITEM 6.  INDEMNIFICATION OF OFFICERS AND DIRECTORS.

         Section 145 of the Delaware General Corporation Law ("DGCL") provides that, to the extent a director, officer, employee or agent of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding, whether civil, criminal, administrative or investigative or in defense of any claim, issue, or matter therein (hereinafter a "Proceeding"), by reason of the fact that he is or was a director, officer, employee or agent of a corporation or is or was serving at the request of such corporation as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust or other enterprise (collectively an "Agent" of the corporation), he shall be indemnified against expenses (including attorney's fees) actually and reasonably incurred by him in connection therewith.

         Section 145 also provides that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened Proceeding by reason of the fact that he is or was an Agent of the corporation, against expenses (including attorney's fees), judgment, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in, or not opposed to, the best interest of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful; provided, however, that in an action by or in the right of the corporation, the corporation may not indemnify such person in respect of any claim, issue, or matter as to which he is adjudged to be liable to the corporation unless, and only to the extent that, the Court of Chancery or the court in which such proceeding was brought determined that, despite the adjudication of liability but in view of all the circumstances of the case, such person is reasonably entitled in indemnity.

         Article V of the Bylaws of Registrant provides with respect to the indemnification of directors and officers that the Registrant shall indemnify to the same extent currently permitted by Section 145 of the DGCL, each person that such Section grants the Registrant power to indemnify. Article Eleventh of the Certificate of Incorporation of the Registrant provides that no director shall be personally liable to the corporation or any of its stockholders for monetary damages for breach of fiduciary duty as a director, except with respect to (1) a breach of the director's duty of loyalty to the corporation its stockholders, (2) acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (3) liability under
Section 174 of the DGCL, or (4) a transaction from which the director derived an improper personal benefit. Article Eleventh further provides that the liability of the corporation's directors to the corporation or its stockholders will be limited to the fullest extent permitted by Section 102(b)(7) of the DGCL, as amended from time to time.

         Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling the Registrant pursuant to the foregoing provisions, the Registrant has been informed that, in the opinion of the Commission, such indemnification is against public policy as expressed in the Act and is therefore unenforceable.

ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED.

         Not applicable.

ITEM 8.  EXHIBITS.

         The exhibits to this Registration Statement are listed on the Exhibit Index included elsewhere herein.

         The undersigned Registrant hereby undertakes that it will submit or has submitted the Plan and any amendment thereto to the Internal Revenue Service ("IRS") in a timely manner and has made or will make all changes required by the IRS in order to qualify the Plan under Section 401 of the Internal Revenue Code of 1986, as amended.

ITEM 9.  UNDERTAKINGS.

         (a)  The undersigned Registrant hereby undertakes:

                  (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

                           (i)      To include any prospectus required by
                                    Section 10(a)(3) of the Securities Act;

                           (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement.

                           (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement.

                  (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  (3) To remove registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's Annual Report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the provisions described in Item 6, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer of controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, as amended (the "Securities Act"), the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in Dallas, Texas, on this 29th day of January, 1999.


                                      KEYSTONE CONSOLIDATED INDUSTRIES, INC.



                                      By: /s/ Robert W. Singer
                                         --------------------------------------
                                         Robert W. Singer
                                         President and Chief Executive Officer

         Pursuant to the requirements of the Securities Act of 1933, this Amendment to the Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

         We, the undersigned officers and directors of Keystone Consolidated Industries, Inc., hereby severally constitute and appoint Robert W. Singer, Ralph P. End and Harold M. Curdy, and each of them, with full power of substitution, our true and lawful attorneys and agents, to execute in our names and on our behalf in the capacities indicated below, any and all amendments (including, without limitation, post-effective amendments) to this Registration Statement and any and all other instruments which such attorneys and agents, or any one of them, deem necessary or advisable to enable Keystone Consolidated Industries, Inc. to comply with the Securities Act, the rules, regulations and requirements of the Securities Act in respect thereof, and the securities laws of any state or other political subdivision or jurisdiction; and the undersigned officers and directors do hereby severally ratify and confirm as our own acts and deeds all that such attorneys and agents, and each of them, shall do or cause to be done by virtue hereof. Any one of such attorneys and agents shall have, and may exercise, all of the powers hereby conferred.

       SIGNATURE                          TITLE                              DATE
       ---------                          -----                              ----



 /s/ Glenn R. Simmons                Chairman of the Board              January 29, 1999
----------------------------         and Director
Glenn R. Simmons

 /s/ J. Walter Tucker, Jr.          Vice Chairman of the Board          January 29, 1999
----------------------------         and Director
J. Walter Tucker, Jr.

 /s/ Robert W. Singer
----------------------------        President, Chief Executive          January 29, 1999
Robert W. Singer                     Officer and Director
                                     (Principal Executive Officer)


 /s/ Harold M. Curdy                Vice President-- Finance            January 29, 1999
----------------------------         and Treasurer (Principal
Harold M. Curdy                      Financial Officer)

 /s/ Bert E. Downing, Jr.
----------------------------        Corporate Controller                January 29, 1999
Bert E. Downing, Jr.                 (Principal Accounting
                                     Officer)

 /s/ Thomas E. Barry
----------------------------        Director                            January 29, 1999
Thomas E. Barry

 /s/ Paul M. Bass, Jr.
----------------------------        Director                            January 29, 1999
Paul M. Bass, Jr.





 /s/ David E. Connor
----------------------------        Director                            January 29, 1999
David E. Connor

 /s/ William P. Lyons
----------------------------        Director                            January 29, 1999
William P. Lyons

 /s/ William Spier
----------------------------        Director                            January 29, 1999
William Spier

Keystone Consolidated Industries, Inc. Deferred Incentive Plan

     Pursuant to the requirements of the Securities Act, the administrators of the Keystone Consolidated Industries, Inc. Deferred Incentive Plan have duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Dallas, State of Texas, on this 29th day of January, 1999.

                                    KEYSTONE CONSOLIDATED INDUSTRIES, INC.
                                    DEFERRED INCENTIVE PLAN



                                    By:  /s/ Bert E. Downing, Jr.
                                        --------------------------------------
                                             Bert E. Downing, Jr.,
                                             Attorney-in-Fact

     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated as of January 29, 1999.

Members of the Committee Administering the Plan



                *
--------------------------------------
Bert E. Downing, Jr.


                *
--------------------------------------
Ralph P. End


                *
--------------------------------------
Vic Stirnaman



*By: /s/ Bert E. Downing, Jr.
    ----------------------------------
    Bert E. Downing, Jr.,
    Attorney-in-Fact

                                 EXHIBIT INDEX


EXHIBIT
  NO.                          DESCRIPTION
-------                        -----------

5.1               Opinion of Rogers & Hardin LLP

23.1 Consent of Rogers & Hardin LLP (contained in Exhibit 5.1 hereto)

23.2 Consent of PricewaterhouseCoopers LLP, independent public accountants, with respect to financial statements of Keystone
                  Consolidated Industries, Inc.

23.3 Consent of Deloitte & Touche, LLP, independent auditors, with respect to financial statements of Engineered Wire Products, Inc.

24.1              Powers of Attorney (included in the Signature Page hereto)

24.2 Powers of Attorney for the Administrative Committee of the Keystone Consolidated Industries, Inc. Deferred Incentive
                  Plan



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